TBS International Limited Announces Acquisition of a Vessel

HAMILTON, Bermuda - (BUSINESS WIRE) - December 29, 2005 - TBS International Limited (NASDAQ: TBSI) announced today that it has reached agreement to expand its fleet of vessels through the planned acquisition of the M.V. Kibishio Maru.

The M.V. Kibishio Maru is a 19,777 dwt multipurpose tweendecker that was built in 1984. TBS agreed on December 29, 2005 to acquire the M.V. Kibishio Maru for $8.1 million. The company expects to fund the acquisition using proceeds from its previously announced $17.5 Million Credit Facility and working capital. The company expects delivery of the M.V. Kibishio Maru in April of 2006.

About TBS International Limited

TBS is an ocean transportation services company that offers worldwide shipping solutions through liner, parcel, bulk and vessel chartering services. TBS has developed its business around key trade routes between Latin America and China, Japan and South Korea, as well as select ports in North America, Africa and the Caribbean. TBS provides frequent regularly scheduled voyages in its network, as well as cargo scheduling, loading and discharge for its customers.

About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in TBS’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated by forward-looking statements is the ability of the seller of the vessel to satisfy customary conditions to our obligation to take delivery of the vessel. Other factors that could affect TBS's operations and results are discussed in TBS’s filings with the Securities and Exchange Commission. TBS undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

TBS International Limited Contact:

Ferdinand V. Lepere

Executive Vice President and Chief Financial Officer

914-961-1000
InvestorRequest@tbsship.com